UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2015

MIRATI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35921	46-2693615
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9393 Towne Centre Drive, Suite 200

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 332-3410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On September 9, 2015 Mirati Therapeutics, Inc. (the “Company”) presented data at the International Association of Lung Cancer 16th World Conference on Lung Cancer (the “Conference”) on the first non-small cell lung cancer (“NSCLC”)  patient with AXL gene amplification enrolled in the MGCD265 Phase 1b expansion cohort.  The data presented showed the patient had a confirmed Partial Response (“PR”) based on RECIST criteria.  Additionally the Company provided an interim update on the ongoing MGCD265 Phase 1b expansion cohort disclosing that 2 of the 4 NSCLC patients who are currently evaluable (having had at least 1 on-treatment scan) have confirmed PRs based upon RECIST criteria including the patient with AXL amplification highlighted above and a patient with MET gene amplification.  Both of the patients with confirmed PRs remain on study. As of September 1, 2015, 9 patients with genetic alterations in Met or AXL have been enrolled in the expansion cohort, including 7 with NSCLC and 2 with other solid tumors.  Of the 9 patients enrolled 7 remain on study for up to 8+ months.  The Company plans to provide a more in-depth update on this study when more data is available.

On September 9, 2015, the Company issued a press release announcing the data to be presented at the Conference. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2015	MIRATI THERAPEUTICS, INC.

	By:	/s/ Mark J. Gergen
Mark J. Gergen
Executive Vice President and Chief Operations Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated September 9, 2015.